Exhibit 2.1


                 AGREEMENT FOR EXCHANGE OF CORPORATE STOCK


      THIS AGREEMENT FOR EXCHANGE OF CORPORATE STOCK (referred to as "Agreement") is made and entered into by and between WHITEMARK HOMES, INC., a Colorado corporation,("Buyer"), and MIKE ADKINSON, WAYNE ADKINSON AND CHAD ADKINSON, as to their current respective ownership in those companies described in Exhibit "A" ("Sellers").


                                 RECITALS:

      A. Sellers, either individually or collectively, currently own one hundred percent (100%) of the issued and outstanding shares of Stock of NORTH FLORIDA CONSULTING, INC. and certain other corporations which are related thereto or affiliated therewith (all of which are, in the aggregate, referred to as "Corporation") in the following manner:

              SEE EXHIBIT "A", ATTACHED AND MADE A PART HEREOF.

Exhibit "A" consists of two portions. Exhibit "A" depicts the current ownership of the stock in the Corporation, and Exhibit "A-1" depicts the manner in which it is anticipated that the stock of Corporation will be owned immediately prior to closing, subject to the consent or agreement of certain parties who have participation, ownership or equity interests in Corporation.


      B. Corporation owns and operates certain real estate interests in Florida and Texas, as more particularly described below (the "Businesses")

              SEE EXHIBIT "B", ATTACHED AND MADE A PART HEREOF.


      C. The Corporation and related Businesses own certain real estate holdings in various stages of development or development approval, which constitute the majority of the valuable assets of Corporation. These real estate holdings are identified as follows and are sometimes referred to in this Agreement as the "Properties." The Properties are listed on Exhibit "A" by project name.


      D. Sellers desire to transfer to Buyer all their interest in the above- listed issued and outstanding Stock of Corporation as shown on Exhibit "A" or as modified prior to closing pursuant to Exhibit "A-1" upon the terms and conditions contained herein, and Buyer desires to obtain the same.


      NOW, THEREFORE, in consideration of the premises, and the mutual promises, covenants, and conditions herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:


      1. Recitals. The recitals set forth above are true and correct and are incorporated herein by reference.


      2. Definitions. The following definitions and abbreviations will be used for purposes of this Agreement:

            (a) "Stock" means all of the stock owned by Sellers (as identified on Exhibit "A") of the issued and outstanding shares of all classes of capital Stock in Corporation, as well as stock to be owned at closing as identified on Exhibit "A-1". As used in this Agreement, the term "Stock" when meant to refer to the ownership interests in the entities which form a part of the businesses listed on Exhibits "A" and "A-1", shall refer to common or other types of stock, represents ownership of said Businesses. In each case, Sellers transfer of their ownership interest shall be evidenced by the transfer of stock in the Corporations which own said Businesses.

            (b) "Real Property" means any real property owned by "Corporation," and to the extent that the context permits or requires includes any property being used or occupied by the Corporation under written lease, intended to be purchased pursuant to a purchase or option agreement, or otherwise held in a manner in which Corporation has an equitable or legal interest.

            (c) "Effective Date" and "date of this Agreement" both mean the date on which the last of the parties will have executed this Agreement (so that the Agreement is fully executed) and gives notice of that execution to the other party.

            (d) "Assets" means all property of any kind, real or personal, tangible or intangible, or otherwise, owned by the Corporation. (e) Other terms as are defined throughout this Agreement.


      3. Exchange of Stock. Subject to the terms and conditions herein set forth in this Agreement, Sellers shall transfer, assign and convey the Stock to Buyer, and Buyer shall acquire the Stock from Sellers in the manner described in this Agreement.


      4.  Closing.

            (a) Closing shall occur on or before September 30, 2001, or may be extended by Buyer for up to 60 days, provided Buyer meets those financial obligations of Sellers and Corporation falling due within said 60 days, as more particularly described on Exhibit "Q", but no extension shall extend the closing beyond November 29, 2001, time being of the essence.

            (b) Closing shall occur at a time and place mutually agreeable to by the parties. In the absence of an agreement, the closing shall occur at the offices of the Sellers in Destin.

            (c) Buyer's obligation to close upon the terms of this Agreement shall be specifically conditioned upon the fulfillment, to Buyer's satisfaction, or written waiver by Buyer of each of the following:

                    i) At closing, Buyer shall acquire one hundred percent (100%) of the outstanding shares of common stock of Corporation. The manner of acquisition shall be a nontaxable share exchange acquisition complying with Section 368 of the Internal Revenue Code of 1986. On the closing date, Buyer shall deliver to Sellers the greater of Five Million (5,000,000) shares of common stock of Buyer, or ninety-five percent (95%) of the number of shares owned by Larry White ("White Shares") at time of stock delivery to Sellers, which shall constitute the exchange value for the Corporation. Notwithstanding the foregoing, the White Shares shall not include any shares purchased by Larry White after the Effective Date on the open market. The White Shares shall include any stock acquired by Larry White by virtue of any stock splits, other than stock splits on purchased shares after the Effective Date. The shares shall be restricted under Section 144 of SEC regulations, which regulates transferability of the shares. Each stock certificate issued to Sellers shall have a legend printed thereon which recites and complies with the restriction terms set forth in Section 144. Sellers further acknowledge that each of them is an "Accredited Investor" as defined in Section 10-b(5) of the Securities Exchange Act, and each has had ample opportunity to fully investigate and make inquiries of Buyer as to any facts or circumstances which may be material to the acquisition by them of the shares of Stock of Buyer.

                  Together with the delivery of the stock to Sellers, the parties shall enter into an agreement at closing which will allow the Sellers to the extent they do not already have that right pursuant to the percentage ownership of stock they have, to appoint at least one member to the Boards of Directors of Buyer and North Florida Consulting, Inc., with the remainder of the Boards to be selected by all of the shareholders of Buyer in the manner provided in its Bylaws. This right of appointment shall exist for so long as Sellers own five percent or more of the outstanding shares of Buyer or North Florida Consulting, Inc.

                   ii) The determination by Buyer that the Businesses have obtained or are capable of obtaining, within a time period acceptable to Buyer, all of the permits, development approvals, governmental approvals or other regulatory actions which may be necessary to permit the construction, development and sale of the Properties constituting the Businesses in a manner consistent with the plans and specifications previously prepared for them by Sellers and presented to Buyer.

                  (iii) Satisfactory confirmation of anticipated presales, including reservations, together with confirmation of the deposits associated therewith, which may have been obtained for portions of the Properties which have been offered for sale to purchasers in the ordinary course of business.

                   (iv) The closing shall be further contingent upon the truth, satisfaction, and fulfillment of each and every one of the representations and warranties or other agreements of the parties contained within the terms of this agreement.


      5. Purchase Price and Method of Payment.

            (a) The Purchase Price shall be paid by the issuance by Buyer to Sellers, in such manner as the three Sellers shall direct at closing, the greater of Five Million (5,000,000) shares of the common stock of Buyer, or ninety-five percent (95%) of the number of shares owned by Larry White ("White Shares") at time of stock delivery to Sellers, which shall constitute the exchange value for the corporation and shall be issued on the closing date. Notwithstanding the foregoing, the White Shares shall not include any shares purchased by Larry White after the Effective Date on the open market. The White Shares shall include any stock acquired by Larry White by virtue of any stock splits, other than stock splits on purchased shares after the Effective Date. The parties hereto acknowledge that certain liabilities of the Corporation, as listed on Exhibits "G" and "H" will not be satisfied prior to Closing and that Buyer is purchasing the Stock subject to such liabilities of the Corporation. Buyer further acknowledges that transfer of certain portions of the Stock subject to such liabilities is conditioned on the approval of the holders of such liabilities. Buyer shall pay those liabilities described in Exhibit "R" within the time frames described thereon.


      6.  Operation of Corporation and Buyer.

            (a)  Until Closing, Sellers shall cause the following:

                    (i) The operation of Corporation's Businesses to preserve the value of Corporation's assets. No sale, transfer or wasting of any Assets will be permitted other than in the ordinary course of business or with the consent of Buyer.

                   (ii) The Businesses of Corporation to be operated in the usual and normal manner.

                  (iii) The payment of all obligations of the Corporation as they mature and become due, except as may be otherwise disclosed on Exhibit "H", or as maybe required of Buyer to pay as described in Exhibits "Q" and "R".

                   (iv) The operation of the Corporation's Businesses so as to not violate any governmental laws and regulations.

            (b) Until Closing, Buyer shall cause the following:

                    (i) The operation of Buyer's Business to preserve the value of Corporation's assets. No sale, transfer or wasting of any assets will be permitted other than in the ordinary course of business or with the consent of Sellers.

                   (ii) The Business of Buyer to be operated in the usual and normal manner.

                  (iii) The payment of all obligations of the Buyer as they mature and become due.

                   (iv) The operation of the Buyer's business so as to not violate any governmental laws and regulations.


      7. No Issuance of Stock. So long as this Agreement is in effect, Sellers shall not cause or authorize or permit any issuance of any additional stock, securities convertible into any stock, stock warrants and rights to acquire stock of the Corporation without the written consent of Buyer. So long as this Agreement is in effect, Buyer shall not cause or authorize or permit any issuance of any additional stock, securities convertible into any stock, stock warrants and rights to acquire stock of the Corporation without the written consent of Sellers.


      8. Buyer's Right to Inspect.

            (a) Any time prior to Closing, Buyer has the right to inspect any and all of Corporation's books, records, accounts, financial information, ledgers, and the like. Sellers shall cause Corporation to allow Buyer access to said information during reasonable business hours.

            (b) Buyer shall have the right to inspect all of the Properties owned by Sellers which constitute a part of the Businesses, including the right to enter onto any such Properties and conduct physical tests and inspections of the condition thereof. Prior to conducting physical testing of any of the Properties, Buyer shall obtain the consent of Sellers, which consent shall not be unreasonably withheld, and shall provide a certificate showing evidence of liability insurance coverage in a minimum amount of $1,000,000.00, naming Sellers and Corporation as additional insureds. Sellers shall also make available to Buyer all of Seller's records concerning the Properties.


      9. Seller's Right to Inspect.

            (a) Any time prior to Closing, Sellers has the right to inspect any and all of Buyer's books, records, accounts, financial information, ledgers, and the like. Buyer shall allow Sellers access to said information during reasonable business hours.

            (b) Sellers shall have the right to inspect all of the Properties owned by Buyer, including the right to enter onto any such Properties and conduct physical tests and inspections of the condition thereof. Prior to conducting physical testing of any of the Properties, Sellers shall obtain the consent of Buyer, which consent shall not be unreasonably withheld, and shall provide a certificate showing evidence of liability insurance coverage in a minimum amount of $1,000,000.00, naming Buyer as an additional insured. Sellers shall also make available to Buyer all of Seller's records concerning the Properties.


      10. Transfer of Stock or Distribution of Assets. With written notice and full disclosure to Buyer so long as this Agreement is in effect:

            (a) Sellers may mortgage or pledge any Stock of the Corporation before the Closing.

            (b) Sellers shall cause the Corporation to not, during the time this Agreement is in effect, make or declare any dividends, or make or agree to make any distributions of assets or dividends of any type to its shareholders, except and unless specifically permitted herein, or by mutual written consent of the parties.

            (c) Buyer shall cause, during the time this Agreement is in effect, make or declare any dividends, or make or agree to make any distributions of assets or dividends of any type to its shareholders, except and unless specifically permitted herein, or by mutual written consent of the parties.


      11. Conditions Precedent to Closing.

            The obligation of Buyer and Sellers to perform their obligations under this Agreement is subject to the satisfaction, on or before the Closing, of the following conditions unless waived by the party entitled to receive performance of said condition.

            (a) Sellers and Buyer having performed all of their obligations which are required to be performed on or before the Closing under this Agreement. Each party shall execute at closing a signed certificate to the effect that it has complied with and performed the obligations and conditions required by this Agreement prior to the Closing.

            (b) There shall be no material inaccuracy in the representations and warranties of Sellers or Buyer set forth in this Agreement as of the Closing Date, and such representations and warranties shall be true and correct in all material respects as the Closing Date.

            (c) Buyer shall have received an opinion from Seller's counsel, satisfactory in scope and substance to counsel to Buyer, to the effect that:

                    (i) Corporation is a corporation duly organized and in good standing under the laws of the State of its incorporation or formation and has all requisite corporate power to own, lease, and operate its properties and Business, and is duly qualified and in good standing in every jurisdiction where it owns real estate, owns personal property, or operates a Business. For purposes of this subparagraph the parties realize that the opinion(s) will have to be tailored so that they relate to the specific approvals or filings for each entity which forms a part of "Corporation";

                   (ii) This Agreement has been duly and validly authorized, executed and delivered by Sellers and is a legally binding obligation of Sellers, enforceable in accordance with its terms;

                  (iii) Such counsel does not have personal knowledge that, except as disclosed herein, consummation of this Agreement will (A) give rise to or cause any default under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, agreement, or any other instrument or obligation to which Sellers or Corporation is a party or by which they or any of their Properties or assets may be bound, or
(B) violate any court order, writ, injunction or decree applicable to Sellers or to Corporation, or any of their Properties or Assets;

                   (iv) All of the issued and outstanding Stock has been validly issued, and are fully paid and non- assessable;

                    (v) Such counsel does not know of or have reason to believe that any litigation, proceeding or investigation is pending or threatened in writing which might result in a material adverse change in the Corporation's Businesses or Properties, except as disclosed in writing to Buyer;

                   (vi) Such counsel does not know of any default under, or the occurrence of any event which, with the lapse of time or action by a third party, could result in a default under, any outstanding indenture, contract, or agreement to which Sellers or Corporation, or any of their Properties may be subject, or under any governmental license or permit or any provision of Corporation's Articles of Incorporation, Bylaws, corporate resolutions or other indicia of legal existence;

                  (vii) It is counsel's opinion that Sellers may transfer the stock contemplated herein to Buyer under applicable Florida and Texas law.

                 (viii) It is counsel's opinion that Corporation has marketable title to all of the Properties owned by Corporation subject only to mortgages securing indebtedness specified in Exhibit "H" of this Agreement or as disclosed in Schedule B-2 of title policies provided to Buyer. Certain of the Properties are not titled in the name of Sellers. In such cases, it is counsel's opinion that the options, buyout agreements or participation agreements which regulate Seller's right to acquire the Corporations and Properties are in full force and effect and enforceable according to their terms.

                   (ix) That any resignations of Sellers and any other resignations requested by Buyer to be effective as of the date of the Closing are valid and effective, subject to the agreement giving Sellers the right to designate board members pursuant to paragraph 4(c)(i).

                    (x) Corporation has no deferred compensation plans which were qualified under the Internal Revenue Code of 1986, as amended, and there is no outstanding funding or tax liabilities associated with any such plans.

            (d) Sellers shall have received an opinion from Buyer's counsel, satisfactory in scope and substance to counsel to Sellers, to the effect that:

                    (i) Buyer is a corporation duly organized and in good standing under the laws of the State of Colorado and has all requisite corporate power to own, lease, and operate its properties and Business, and is duly qualified and in good standing in every jurisdiction where it owns real estate, owns personal property, or operates a business.

                   (ii) This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a legally binding obligation of Buyer, enforceable in accordance with its terms;

                  (iii) Such counsel does not have personal knowledge that, except as disclosed herein, consummation of this Agreement will (A) give rise to or cause any default under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, agreement, or any other instrument or obligation to which Buyer is a party or by which they or any of their properties or assets may be bound, or (B) violate any court order, writ, injunction or decree applicable to Buyer, or any of their properties or assets;

                    (iv) All of the Stock being issued hereunder to Sellers has been validly issued, and is fully paid and non- assessable;

                     (v) Such counsel does not know of or have reason to believe that any litigation, proceeding or investigation is pending or threatened in writing which might result in a material adverse change in the business, properties, or prospects of Buyer, except as disclosed in writing to Sellers;

                    (vi) Such counsel does not know of any default under, or the occurrence of any event which, with the lapse of time or action by a third party, could result in a default under, any outstanding indenture, contract, or agreement to which Buyer, or any of its properties may be subject, or under any governmental license or permit or any provision of Buyer's Articles of Incorporation, Bylaws, corporate resolutions or other indicia of legal existence;

                   (vii) From tax counsel, that this agreement meets the tax free exchange provisions of the Internal Revenue Code so that Sellers will not have any tax liability as a result of the parties' stock being exchanged pursuant to this Agreement.

                  (viii) The opinion shall state the authorized stock and outstanding and issued stock of the Buyer, the outstanding stock options, dividends or "golden parachutes", the trading symbol of the Buyer and the authority of the person signing this Agreement and closing documents have the authority to bind the Buyer.

            (e) The holders of any indebtedness of Sellers, Buyer or of Corporation, the lessors of any material real or personal property leased by Sellers, Buyer or by Corporation, and any other party to any material contract with Sellers, Buyer or with Corporation, and any federal or state regulatory agency having jurisdiction, to the extent that their or its consent may be required by the pertinent debt, lease, or other contractual instrument of Sellers, Buyer or Corporation, or applicable laws or regulations for the consummation of the transactions contemplated hereby, under any such lease or contract, shall have granted any necessary consent. As to any notes, bonds, mortgages or indebtedness of any type which may be owed by the Corporation, Sellers shall deliver any certificate, estoppel, agreement or consent which may be reasonably required by Buyer or shall notify Buyer in writing as to those consents it cannot obtain.

            (f) The form and substance of all legal matters contemplated herein and of all papers used for delivery hereunder shall be reasonably acceptable to counsel for Sellers and Buyer.

            (g) There has been no material adverse change in the financial or economic condition or situation of Corporation or Buyer since the date of execution of this Agreement, and the parties shall verify and certify that this statement is true and correct on the Closing date.

            (h) No action or proceeding against Sellers, Buyer or Corporation has been instituted or threatened which, if successful, could prohibit consummation or require substantial rescission of the transactions contemplated under this Agreement.

            (i) Sellers has delivered to Buyer and Buyer has delivered to Sellers copies certified true and accurate by the Buyer's and Corporation's secretary of Board of Directors, and Shareholders resolutions from Corporation and Buyer approving of the transactions under this Agreement.

            (j) Sellers to deliver to Buyer, proof satisfactory to Buyer's counsel, that Sellers has obtained all necessary and desirable permits, licenses and approvals from all applicable federal, state and local regulatory agencies for the operation of Corporation's Businesses, and for the transfer of Stock, as contemplated herein, if any approvals of the same are necessary or required.

            (k) Except as to those Properties disclosed as not yet being owned by Corporation, Corporation has marketable title to all real property owned by Corporation except for mortgages securing loans as scheduled in this Agreement, except for those title exceptions which have been disclosed in writing to Buyer and have been deemed acceptable to Buyer, and except for the option agreements, purchase agreements, participation agreements and other interests disclosed on Exhibit "C" or otherwise disclosed in writing to Buyer.

            (l) Subject to Sellers' right to designate a Board Member of Buyer and NFC as provided for in paragraph 4(c)(i), Sellers shall deliver the resignations or terminations of officers and directors of Corporation which Buyer, in its sole discretion, deems desirable.

            (m) To the extent any exist, all deferred compensation plans which are qualified under the Internal Revenue Code of 1986, as amended, for Corporation have been terminated.

            (n) At Closing, Sellers delivers to Buyer a certificate of good standing of Corporation certified by the Florida Secretary of State and dated no more than thirty (30) days prior to Closing, and Buyer shall deliver to Sellers a certificate of good standing issued by the Secretary of State of Colorado and dated no more than thirty (30) days prior to Closing.

            (o) Mike Adkinson executes and delivers to Buyer an Employment Agreement in a form substantially similar to Exhibit "D." Said Employment Agreement will provide that Mike Adkinson will continue to be employed by Buyer and shall fulfill all of the material duties which he has heretofore performed on behalf of Corporation and the Businesses. The term of the Employment Agreement shall be five years, with a mutual option for a five year extension.

            (p) Receipt from each mortgagee, investor or other creditor listed in Exhibit "H" of an estoppel letter certifying the balance of each loan secured by any of the Assets as of a date not more than thirty (30) days prior to Closing.

            (q)  Satisfaction of the requirements of Paragraph 25.


      12. Representations and Warranties of Sellers. Sellers represents and warrants to Buyer (as to each of the Businesses) as follows:

            (a) Organization. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, as set forth in Exhibit "C", which is attached and made a part hereof. Sellers shall cause Corporation to remain a validly existing corporation in good standing at all times this Agreement is in effect. Corporation has the corporate power to carry on its business that is now being conducted and to own or hold under lease the Properties and Assets that it now owns or holds under lease. As to any of the Properties which are under contract or other agreement to be acquired by Sellers, any such contract or agreement is in full force and effect and is binding against the Sellers in such agreement or contract.

            (b) Stock or Other Ownership. Except as otherwise disclosed in Exhibit "C" or otherwise disclosed in writing to Buyer, Sellers holds and owns beneficially and of record shares of common stock of Corporation which is 100% of the issued and outstanding stock or other ownership interest in Corporation; such shares are validly issued, fully paid and non-assessable; Sellers has good and marketable title to the shares of stock in Corporation, free and clear of any lien, pledge, encumbrance, equity, voting trust, security interest, charge, claim or other restriction of any kind, and of any rights in third persons to acquire any of the issued shares of stock in Corporation; and Sellers has the absolute right, power, authority and capacity to enter into and perform this Agreement.

            (c) Valid Execution. This Agreement and the related documents and agreements referred to herein and in the Exhibits attached hereto have been duly and validly executed and delivered by Sellers, and are legally binding on the Sellers, and are enforceable against Sellers in accordance with their terms.

            (d) Stock Options. Except as otherwise disclosed in Exhibit "C" or disclosed in writing to Buyer there are no securities convertible into stock; outstanding stock options; stock warrants; or rights to acquire stock for Corporation.

            (e) Claims Against Corporation. Sellers have no claims against Corporation and Corporation is not obligated or liable to Sellers except as otherwise set forth in Exhibit "E" attached hereto and incorporated herein.

            (f) Formation Documentation. Attached hereto and incorporated herein as Exhibit "F" is a true and correct listing of the Articles of Incorporation and Bylaws, Partnership Agreements, Articles of Organization and Regulations, Operating Agreements or other constituent documents related to the creation and maintenance of Corporation and those entities having an interest in the Assets and properties, including all Amendments made thereto through the date of this Agreement. Sellers shall deliver to Buyer full copies of each such document.

            (g) Financial Statements. A copy of Corporation's 1998-2000 year-end financial and its August 31, 2001 compiled statements, without notes, copies of which are attached hereto and incorporated herein as Exhibit "G" accurately reflect the financial position of Corporation as of its date and the results and operations of the Business of Corporation for the year then ended. The financial statements referred to herein are referred to collectively as the ("Financial Statements").

            (h) No Undisclosed Liabilities. Corporation has no known contingent liabilities and no other liabilities (whether accrued, absolute, assumed or otherwise, and whether as a maker, guarantor, surety, or otherwise, and whether due or to become due), except as set forth on the Balance Sheet included in the Financial Statements and as set forth on Exhibit "H," attached hereto and incorporated herein, or except as otherwise disclosed in writing to Buyer. Such listing on Exhibit "H" shall include any security interest securing the liabilities of the Corporation. Such listing on Exhibit "H" shall include all liabilities of the Corporation as of the Closing date.

            (i) Absence of Certain Changes or Events. Since the date of the Corporation's Balance Sheet, except as otherwise disclosed in Exhibits "H" or "I," attached hereto and incorporated herein as the same may be amended prior to closing, there have not been:

                    (i) Any materially adverse change in the Business or financial condition of the Corporation;

                   (ii) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Properties or Business of the Corporation;

                  (iii) Any authorization, issuance, redemption, repurchase, split, combination or reclassification of any shares of stock of the Corporation or any declarations, setting aside or payment of a dividend (whether in cash, stock, or property) of the Corporation;

                   (iv) Any secured or unsecured borrowing or any guarantee for the borrowing of money by the Corporation or the issuance or creation of (or any commitment with respect thereto) any bonds, debentures, notes or other obligations for the payment of money by the Corporation except as set forth on Exhibit "H" attached hereto and incorporated herein, and except as otherwise incurred in the ordinary course of business or as disclosed in writing to Buyer;

                    (v) Any labor trouble or loss or threatened loss of key employees of the Corporation;

                   (vi) Any other event or condition of any character known to Sellers pertaining to and materially or adversely affecting the Properties, Business, licenses, contracts, or permits of the Corporation; and

                  (vii) Any distribution, payments, or bonuses in cash or other property to the shareholders, directors, officers or employees of the Corporation, except for the customary salaries paid to such persons or as disclosed to Buyer in writing.

            (j) Absence of Litigation; Compliance with Laws, Etc. Except as may be disclosed in Exhibit "S", or otherwise disclosed in writing to Buyer, there is no action, suit, proceeding or claim and no investigation pending or to the best knowledge of Sellers, threatened against, or directly involving, the Corporation or its properties, Business or goodwill which has or might have a material and adverse effect on the Corporation's Business or condition and there is no unsatisfied or outstanding order, writ, judgment, injunction, or decree affecting the Corporation or its assets, Business or goodwill which has a material and adverse affect on the Corporation's Business or condition. To the best knowledge of Sellers, the Corporation is not in violation of any law or government regulation applicable to it or its Properties or Business, including, but not limited to, any applicable building, zoning, safety, environment control, fair employment, equal opportunity, utility or similar law or regulation. Any pending litigation shall be listed on Exhibit "H".

            (k) Union Contracts. The Corporation is not a party to or liable in connection with any oral or written collective bargaining agreement or other agreement with any labor union or labor organization, and no other such agreement has been requested by, or is under discussion with, any group of employees or others.

            (l) Tax Matters. The balance sheets included in the Financial Statements of the Corporation contain adequate provisions for all unpaid federal, state, county, municipal, local and foreign, sales, franchise, real property, personal property and all other taxes of the Corporation as of the date of such Financial Statements, including interest and penalties in respect thereof for the periods ended as of such date and all fiscal periods prior to those dates in accordance with generally accepted accounting principles. Except as otherwise disclosed in Exhibit "J" attached hereto and incorporated herein, the Corporation has duly and timely filed or validly extended all tax returns and reports which are required to be filed, including, but not limited to, returns and reports covering all of the
aforesaid taxes.   None of the federal income tax returns of the Corporation
have been audited, except as noted on Exhibit "J". The Corporation has filed all required state and federal employee withholding tax returns. There are currently no pending audits of any federal, state, municipal or local income tax returns of the Corporation, except as noted on Exhibit "J." As of the date of execution of this Agreement, the Corporation has made all required estimated tax payments in accordance with the applicable federal, state or local laws and regulations. The parties recognize that the Corporation is not a taxpaying entity, since it consists of "pass through" entities which are not taxed at the entity level. Sellers represent that they have received no notice of facts which might give rise to a challenge or termination of any Subchapter S election or other "pass through" status.

            (m) Governmental Licenses and Permits. The Corporation has all licenses, permits and other governmental authorizations necessary for the conduct of its Business. Sellers disclose that it does not possess all permits for all of the Properties which are necessary to commence development activities. All such licenses, permits and other governmental authorizations are in full force and effect, and the sale of the Stock to Buyer pursuant to this Agreement will not result in violation or revocation of any of the licenses, permits, or other governmental authorizations.

            (n) Contracts, Agreements and Leases. All contracts, notes, agreements and leases in excess of $100,000.00 to which the Corporation is a party or by which the Corporation's Assets are affected are listed in Exhibit "K," attached hereto and incorporated herein (the "Contracts"). Except as disclosed on Exhibit "K" or otherwise disclosed in writing to Buyer, the Corporation is not in default under any of the Contracts, the Sellers is not aware of any default by any other party with respect to any of the Contracts, and the sale of the Stock to Buyer pursuant to this Agreement will not result in a violation of any of the Contracts or a termination of any of the Contracts including any acceleration of any amounts due thereunder, except as may be disclosed in writing to Buyer.

            (o) Indebtedness of Corporation. The indebtedness of the Corporation as of the date of this Agreement is as shown on the Balance Sheet and is more specifically listed on Exhibit "H."

            (p) Operation of Corporation. Until Closing, Sellers shall cause Corporation to operate the Business in the normal course of business pursuant to paragraph 6.

            (q) Assets. That Corporation owns free and clear with marketable title those assets listed on the Financial Statements or on Exhibit "L," attached hereto and incorporated herein, subject only to the liabilities, whether or not such liabilities are secured or unsecured, listed on said Exhibit "L" or on Exhibit "H," or other matters which are shown on Schedule B- 2 of the title policies obtained for Properties. Assets to be listed on Exhibit "L" shall include, the assets listed on the Financial Statements, and any other assets shown on Exhibit "L", which have a value exceeding $5,000.00 but not otherwise shown on the financial statements, including the name the Corporation conducts its Business under.

            (r) Loans on Corporation Assets. The Corporation owns free and clear, except as listed on Exhibit "H", and has marketable, fee simple title to the Assets, except to the extent that Sellers has disclosed that it holds assets in the nature of contractual rights, options or other executory rights to acquire the Properties, which are disclosed on Exhibit "B". The Assets are subject to the liabilities listed in Exhibit "H" and none others in excess of $1,000.00. Sellers and the Corporation warrant and certify that, except as disclosed on Exhibit "H" or otherwise disclosed in writing to Buyer, the Corporation and any applicable guarantors, sureties, or other obligors have fully performed, and are current on all of their respective obligations under the loans referred to above and under all obligations secured thereby or incurred in connection therewith (collectively referred to herein as the "Loans"). Sellers and the Corporation further warrant that, except as disclosed on Exhibit "H" or otherwise disclosed in writing to Buyer, no condition exists under the Loans that with the giving of notice or passage of time would constitute a default by the Corporation or any applicable guarantors, sureties, or other obligors under the Loans. Within fifteen (15) days after the Effective Date, Sellers shall deliver to Buyer estoppel certificates from the holders of the mortgages, in form and substance satisfactory to Buyer, certifying, among other matters, the following:

                  (i) that copies of all Loan documents delivered to Buyer are current, true, and complete, and have not been amended or modified, whether in writing, verbally, or through course of dealing;

                  (ii) that, except as disclosed on Exhibit "H" or otherwise disclosed in writing to Buyer, the Corporation and all applicable guarantors, sureties, and other obligors are current on all obligations under the Loans and no condition exists that with the giving of notice or passage of time would constitute a default thereunder; and,

                  (iii) that the principal balance and accrued interest then total an amount to be specified in the estoppel certificate. Through the date of Closing, the Corporation and all guarantors, sureties, and other obligors shall continue fully and timely to perform their obligations under the Loans provided that Buyer performs its obligations under Paragraph 4(a) and Exhibit "Q", Exhibit "R" and elsewhere in this Agreement. After Closing, the Buyer shall insure that the Corporations obligated thereunder shall either timely fulfill all contractual obligations related to the loans or satisfy them according to the lenders' requirements prior to maturity.

            (s) Absence of Deferred Compensation. The Corporation has no qualified or unqualified plans, arrangements, or agreements of deferred compensation for any employees, officers, directors, or independent contractors. The Corporation has no obligation or liability under any qualified or unqualified plans, arrangements, or agreements of deferred compensation for any employees, officers, directors, or independent contractors. For purposes of this subparagraph, "qualified" plan, arrangement, and agreement of deferred compensation means a plan, arrangement, or agreement qualified under Subchapter D of Chapter 1 of the Internal Revenue Code of 1986, as amended, and "unqualified" plan, arrangement, and agreement of deferred compensation means a plan, arrangement, or agreement not so qualified.

            (t) Employees.

                  (i) Except as otherwise disclosed on Exhibit "N", or otherwise disclosed to Buyer in writing, no bonuses, increases in salary, increases in commissions, or other forms of additional compensation have been or will be given or promised employees of Corporation from the Effective Date.

                  (ii) Corporation is in compliance with all local, state, federal and foreign laws and regulations governing employees, and there are no threatened or pending claims that Corporation is violating any laws or regulations relating to its employees.

                  (iii) Sellers is not aware of any pending or threatened dispute between Corporation and any of its employees that might materially and adversely affect the continuance of the Corporation's Business operations.

                  (iv) There is no written or oral employment agreement that may not be terminated immediately and such immediate termination will not result in any obligation of the Corporation in favor of such terminated employee.

                  (v) The attached Exhibit "N" lists all of the employees of Corporation, their salary and compensation.

            (u) Employee Benefit Plans.

                  (i) All employee benefit plans and arrangements of Corporation are included in Exhibit "M", and the copies of those plans and arrangements in Exhibit "M" are true and accurate.

                  (ii) All such plans and arrangements comply with applicable local, state, and federal law and regulations, and there are no threatened, pending, or actual claims that such plans and arrangements violate any local, state, or federal laws or regulations.

                  (iii) Without Buyer's written permission, Sellers shall cause Corporation to not amend, modify, or terminate any of its employee benefit plans or incur any further obligations other than in the ordinary course of its business.

            (v) Condemnation of Real Property. There are no condemnation or eminent domain proceedings pending or, to the best of Seller's knowledge, contemplated against any of Corporation's Real Property or any part thereof, and Sellers has received no notice of the desire or intent of any public authority or other entity to take or use any Real Property or any part thereof.

            (w) Suits Affecting Corporate Property. Except as shown on Exhibit "H", or otherwise disclosed in writing to Buyer, there are no pending suits or proceedings against or affecting Sellers and/or Corporation that do or could affect title to the corporate assets or any part thereof, or do or could prohibit or make unlawful the consummation of this transaction, or render Sellers unable to consummate this transaction.

            (x) Access to Property. All of Corporation's Real Property has full and free access to and from dedicated and maintained public streets and, to the best knowledge and belief of Sellers, there is no pending or threatened governmental proceeding that would impair or result in the termination of any access or street frontage presently available to any of the Real Property.

            (y) Compliance with Mortgages and Servitudes. Except as shown on Exhibit "H" or otherwise disclosed in writing to Buyer, Sellers has no knowledge or notice that any default or breach exists under any mortgage or other encumbrance encumbering any of its Real Property or any leases, covenants, conditions, restrictions, rights-of-way or easements that affect any Real Property or any portion thereof, and that no condition or circumstance exists which, with the passage of time or the giving of notice, or otherwise, would result in a default or breach under any such leases, covenants, conditions, restrictions, rights-of-way or easements.

            (z) Commitments Affecting Real Property. Except as disclosed in writing as part of Exhibit "O", or as otherwise reflected in a recorded instrument shown on title insurance policies delivered to the Buyer, or as otherwise disclosed in writing to Buyer, Sellers have not on their own behalf or on behalf of Corporation made any commitments to any governmental authority, utility company, school board, church or other religious body, or any homeowners association (except for developer guarantee of shortfall programs established pursuant to Chapter 718, Florida Statutes or pursuant to recorded covenants and restrictions), or to any other organization, group, or individual, that would impose an obligation upon Corporation, or Buyer, or its successors or assigns to make any contribution or dedications of money or land, or to construct, install, or maintain any improvements on or off any of Corporation's Real Property; and no governmental authority has imposed any requirement that any owner of any Real Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any development or use of the Real Property or any part thereof. Notwithstanding the foregoing, there may be some ongoing responsibility pursuant to environmental conservation easements given pursuant to project permits.

            (aa) Leases and Options. Except as made in the ordinary course of business, as shown on Exhibit "H", or as otherwise disclosed in writing to Buyer, Sellers has no knowledge of, and Sellers has given no person, firm or other legal entity other than Corporation and Buyer, any right or option whatsoever to acquire any of its Assets or any portion or portions thereof or any interest or interests therein. No person or entity has any lease, easement, license, or similar right to use or occupy the Assets other than the Corporation.

            (bb) Hazardous Substances. Sellers has no notice of the presence on any of its Real Property or other Assets of asbestos or asbestos products or any other hazardous substance as defined in 15 U.S.C.A. Sections 2601, et seq. and 42 U.S.C.A. 7401, et seq. Sellers shall indemnify, defend, and hold Buyer harmless from all claims, liabilities, obligations, costs or expenses incurred by Buyer or by Corporation as a result of any asbestos or similar substance hereafter found on any of Corporation's Real Property or other assets, but only to the extent that such substance was placed on the site by Corporation or its agents or that Corporation or Sellers had actual knowledge of the existence of said substance and failed to disclose it to Buyer. If any asbestos or similar substance is found at any time prior to closing, then Buyer, at Buyer's option may terminate this Agreement.

            (cc) Compliance with Land Use Restrictions. To the best of Sellers' knowledge or as otherwise disclosed to Buyer in writing, improvements on and the present use of any of Corporation's Real Property or other Assets are not in violation of any zoning or other laws, nor is such use being permitted only under the doctrine of pre-existing use. Between the Effective Date and the Closing, except as otherwise disclosed in writing to Buyer, neither Sellers nor Corporation shall file any application for any change of the present zoning classification of any Real Property unless such change is requested by or consented to by Buyer.

            (dd) Condition of Improvements and Equipment. To the best of Sellers' knowledge or as otherwise disclosed to Buyer in writing, the Real Property and other Assets are in a good, safe, and substantial condition and is subject to no recurring conditions requiring repair or replacement; and, Sellers knows of no facts materially affecting the value or condition of the Real Property or other Assets that are not readily observable by Buyer and that have not been disclosed to Buyer. There are no conditions on the Real Property or other Assets that are defective or in need of repair or replacement. The improvements on the Real Property, and the equipment and other Assets of Corporation are in good repair and operable condition.

            (ee) Full Disclosure. All information furnished by Sellers pursuant to or in connection with this Agreement (including, but not limited to, information set forth in any Exhibit) is accurate and complete in all material respects unless otherwise disclosed to Buyer in writing prior to Closing, and includes all material facts required to be stated therein or necessary to make the statements contained therein not misleading. All documents furnished by Sellers to Buyer, or by Buyer to Seller, pursuant to or in connection with the Agreement through Closing are true and correct copies and there are no amendments or modifications to those documents. As of the Closing date, the representations and warranties of Sellers are made and reaffirmed, and Sellers has disclosed to Buyer all events, conditions and facts known to Sellers to be materially affecting the Corporation's Businesses.


      13. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers as follows:

            (a) Valid Execution. This Agreement and the related documents and agreements referred to herein and in the exhibits attached hereto have been duly and validly executed and delivered by Buyer, are legally binding on Buyer and are enforceable against Buyer in accordance with their terms.

            (b) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Said corporation has the corporate power to carry on its business that is now being conducted.

            (c) Stock Options. Except as otherwise disclosed in writing to Sellers there are no securities convertible into stock; outstanding stock options; stock warrants; or rights to acquire stock for Buyer.

            (d) Formation Documentation. Attached hereto and incorporated herein as Exhibit "T" is a true and correct listing of the Articles of Incorporation and Bylaws, or other constituent documents related to the creation and maintenance of said entities, including all Amendments made thereto through the date of this Agreement for the Corporation. Sellers shall deliver to Buyer full copies of each such document.

            (e)  Financial Statements.   Buyer's Financial Statements as
available for public inspection through the SEC web site are true and accurate.

            (f) No Undisclosed Liabilities. Corporation has no known contingent liabilities and no other liabilities (whether accrued, absolute, assumed or otherwise, and whether as a maker, guarantor, surety, or otherwise, and whether due or to become due), except as set forth on the Balance Sheet included in the Buyer and Seller' Financial Statements.

            (g) Absence of Certain Changes or Events. Since the date of the Buyer's latest SEC filings there have not been:

                    (i) Any materially adverse change in the Business or financial condition of the Buyer;

                   (ii) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting Buyer;

                  (iii) Any authorization, issuance, redemption, repurchase, split, combination or reclassification of any shares of stock of Buyer, setting aside or payment of a dividend (whether in cash, stock, or property) of Buyer,

                  (iv) Any secured or unsecured borrowing or any guarantee for the borrowing of money by the Corporation or the issuance or creation of (or any commitment with respect thereto) any bonds, debentures, notes or other obligations for the payment of money by Buyer except as otherwise incurred in the ordinary course of business or as disclosed in writing to Sellers;

                   (v) Any labor trouble or loss or threatened loss of key employees of the Buyer;

                  (vi) Any other event or condition of any character known to Buyer pertaining to and materially or adversely affecting Buyer; and

                 (vii) Any distribution, payments, or bonuses in cash or other property to the shareholders, directors, officers or employees of the Buyer, except for the customary salaries paid to such persons or as disclosed to Sellers in writing.

            (h) Absence of Litigation; Compliance with Laws, Etc. Except as may be disclosed in writing to Sellers, there is no action, suit, proceeding or claim and no investigation pending or to the best knowledge of Buyer, threatened against, or directly involving, Buyer or its properties, Business or goodwill which has or might have a material and adverse effect on the Buyer's Business or condition and there is no unsatisfied or outstanding order, writ, judgment, injunction, or decree affecting the Buyer or its assets, business or goodwill which has a material and adverse affect on the Buyer. To the best knowledge of Buyer, it is not in violation of any law or government regulation applicable to it or its properties or business, including, but not limited to, any applicable building, zoning, safety, environment control, fair employment, equal opportunity, utility or similar law or regulation.

            (i) Union Contracts. The Buyer is not a party to or liable in connection with any oral or written collective bargaining agreement or other agreement with any labor union or labor organization, and no other such agreement has been requested by, or is under discussion with, any group of employees or others.

            (j) Tax Matters. The balance sheets included in the Financial Statements of the Buyer contain adequate provisions for all unpaid federal, state, county, municipal, local and foreign, income, sales, franchise, real property, personal property and all other taxes of the Corporation as of the date of such Financial Statements, including interest and penalties in respect thereof for the periods ended as of such date and all fiscal periods prior to those dates in accordance with generally accepted accounting principles. Except as otherwise disclosed to Sellers in writing, the Buyer has duly and timely filed or validly extended all tax returns and reports which are required to be filed, including, but not limited to, returns and
reports covering all of the aforesaid taxes.   None of the federal income
tax returns of the Buyer have been audited, except as disclosed to Sellers in writing. The Buyer has filed all required state and federal employee withholding tax returns. There are currently no pending audits of any federal, state, municipal or local income tax returns of the Buyer, except as disclosed to Sellers in writing. As of the date of execution of this Agreement, the Buyer has made all required estimated tax payments in accordance with the applicable federal, state or local laws and regulations.

            (k) Governmental Licenses and Permits. The Buyer has all licenses, permits and other governmental authorizations necessary for the conduct of its Business. All such licenses, permits and other governmental authorizations are in full force and effect, and the transfer of the Stock to Sellers pursuant to this Agreement will not result in violation or revocation of any of the licenses, permits, or other governmental authorizations.

            (m) Indebtedness of Corporation. The indebtedness of the Buyer as of the date of this Agreement is as shown on the SEC filings previously mentioned.

            (n) Operation of Buyer. Until Closing, Buyer shall operate its business in the normal course of business subject to the same restrictions on Sellers as referenced in paragraph 6.

            (o) Condemnation of Real Property. There are no condemnation or eminent domain proceedings pending or, to the best of Buyer's knowledge, contemplated against any of Buyer's Real Property or any part thereof, and Buyer has received no notice of the desire or intent of any public authority or other entity to take or use any Real Property or any part thereof.

            (p) Suits Affecting Corporate Property. Except as disclosed in writing to Sellers, there are no pending suits or proceedings against or affecting Buyer that do or could affect title to Buyer's assets or any part thereof, or do or could prohibit or make unlawful the consummation of this transaction, or render Buyer unable to consummate this transaction.

            (q) Compliance with Mortgages and Servitudes. Except as otherwise disclosed in writing to Sellers, Buyer has no knowledge or notice that any default or breach exists under any mortgage or other encumbrance encumbering any of Buyer's Real Property or any leases, covenants, conditions, restrictions, rights-of-way or easements that affect any of Buyer's Real Property or any portion thereof, and that no condition or circumstance exists which, with the passage of time or the giving of notice, or otherwise, would result in a default or breach under any such leases, covenants, conditions, restrictions, rights-of-way or easements.

            (r) The transactions contemplated in this Agreement meet all SEC requirements governing Buyer's business, as well as IRS requirements for Sellers not incurring any tax liabilities.


      14. Brokerage. Buyer represents and warrants to Sellers, and Sellers represents and warrants to Buyer, that neither Buyer nor Sellers have incurred any obligation to anyone in the nature of a brokerage commission or finder's fee in respect to the transactions contemplated by this Agreement except as stated in this paragraph. Buyer agrees to defend, indemnify and hold harmless Sellers against any and all claims in the nature of a brokerage commission or finder's fee of any person acting on behalf of or through Buyer. Sellers represents and warrants to Buyer that Sellers has not incurred any obligation to anyone in the nature of a brokerage commission or finder's fee in respect to the transactions contemplated by this Agreement. Sellers agrees to defend, indemnify and hold harmless Buyer against any and all claims in the nature of a brokerage commission or finder's fee of any person acting or allegedly acting on behalf of or through Sellers. In an indemnity action, Sellers may choose counsel of their own choice.


      15.   Evidence of Title and Survey.

            (a) Within fifteen (15) days from the Effective Date of this Agreement, Sellers shall cause delivery to be made to Buyer of all legal descriptions and copies of all existing policies of owner's title insurance for all real property owned by Corporation specifically listed in this Agreement, which Buyer may cause to be updated to a current date. If title is found to be defective or if title policies are not available for any of Corporation's real property, Buyer, at its sole discretion, may elect to terminate this Agreement. If title is defective and Buyer does not terminate this Agreement, such non-election will not be a waiver of any of Buyer's rights to subsequent objection for any defects in title. If the defects render title unmarketable, Sellers shall, at Sellers' option, have thirty (30) days from receipt of notice within such time to remove the defects, and if Sellers is unsuccessful in removing the defects within that time, Buyer may, in its sole discretion, notify Sellers that it is terminating this Agreement, and thereafter Sellers and Buyer will be released from all further rights and obligations under this Agreement.

            (b) Survey. Sellers shall deliver to Buyer any surveys on any of its real property. If the surveys disclose that there is no access to and from any portion of the property on a dedicated public street, or if they show any encroachments, overlaps, easements or other matters which would adversely affect title to the property in Buyer's reasonable opinion and hinder or preclude Buyer's intended use of the Corporation's real property, written notice to that effect shall be given to Sellers and such shall be considered a defect in title pursuant to subparagraph (a) above.


      16. Right of Entry. Sellers hereby grants permission to Buyer and to Buyer's agents and engineers, to enter upon any of Corporation's real property or inspect other assets at any reasonable time prior to Closing for the purpose of conducting, at Buyer's expense, any tests, examinations, inspections, surveys and studies that Buyer deems desirable, including, but not limited to, soil tests, engineering, termite, mechanical, electrical, plumbing, construction and other inspections, topographical and other surveys, and any other investigation intended to reveal the condition of improvements and assets, conditions of soils, and any other information concerning conditions on the real property, conditions of soils, and any other information concerning conditions on the real property and other Assets. Any study, test, examination or survey caused to be conducted by Buyer shall be done in a manner that will not unreasonably interfere with Seller's activities. Prior to Buyer conducting such tests, Buyer shall obtain Sellers' permission, which shall not be unreasonably withheld, and Buyer shall present to Sellers evidence of insurance naming Sellers and Corporation (or the entity owning the property in question) as additional insureds in a minimum amount of $1,000,000.00 general liability. Buyer hereby agrees to defend, indemnify and hold Sellers harmless from all claims or obligations of any kind that may be incurred as a result of Buyer's entry or the entry of Buyer's agents upon the Real Property pursuant to this Agreement. In the event, for any reason, this Agreement is terminated without Closing, all tests, examinations, surveys and studies obtained by Buyer hereunder shall become the property of Sellers. Sellers shall have the right to choose their own counsel in any indemnity action based on the foregoing.


      17. Eminent Domain. If judicial, administrative or other proceedings are instituted prior to Closing that may result in the taking of any portion of the Corporation's owned or leased Real Property by eminent domain, Buyer shall have the option to terminate this Agreement by giving Sellers written notice to that effect at any time after receiving notice of the proceedings. Sellers agrees to give Buyer written notice of any such proceedings. Should the Buyer terminate this Agreement pursuant to the provisions of this paragraph, the parties shall be released of all further obligations and liability hereunder. If Buyer elects not to terminate this Agreement because of a taking or a threatened taking through eminent domain, then at Closing, Sellers shall assign to Buyer all right, title and interest to any award made or pending in connection with the taking.


      18. Representations and Warranties Regarding Hazardous Waste. Sellers represents and warrants as follows:

            (a) To the best of Seller's knowledge, Sellers and/or Corporation has secured and kept current any required federal, state, and local permits and authorizations relating to environmental protection and regulation at the Real Property or to Seller's and/or Corporation's activities thereon; and, to the best of Seller's knowledge, Sellers and Corporation are and have always been in full compliance with those environmental permits and authorizations, and all rules, regulations, and policies promulgated in connection therewith.

            (b) There are no pending actions or claims against Sellers and/or Corporation under any environmental law, regulation, or ordinance; and neither Sellers nor Corporation have received notice in any form of such an action or claim or of a possible action or claim.

            (c) To the best of Seller's knowledge and belief, there are no contaminants, pollutants, man-made substances, toxic or hazardous substances, or substances that may be toxic or hazardous on, or in the Real Property or any adjacent property. Except as otherwise described in Exhibit "U" or disclosed to Buyer in writing, neither Sellers, Corporation, nor, to the best of Seller's knowledge and belief, any other person or entity, has placed, caused, or allowed to be placed any substance on the Real Property that may be hazardous or toxic. Except as otherwise disclosed to Buyer in writing, Sellers knows of no present or previous use of the Real Property or of any adjacent property that has generated or involved, or may have generated or involved, any hazardous or potentially hazardous substances. Except as otherwise disclosed to Buyer in writing, Sellers knows of no migration of hazardous or potentially hazardous substances onto or into the Real Property from nearby property or flowing onto the Real Property with ground or surface waters.

            (d) To the best of Seller's knowledge and belief, except as otherwise disclosed to Buyer in writing, there are no past or current deposits or releases of hazardous substances on, over, from, or in the Real Property or any facility at the Real Property, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. or by any similar or related federal, state, or local law or by regulations promulgated in connection therewith.

            (e) To the best of Seller's knowledge and belief, except as otherwise disclosed to Buyer in writing, there is no situation or condition in, around or concerning the Real Property nor has there occurred any incident on, in, around or concerning the Real Property, that possibly could give rise to an action, claim, or liability under any environmental law, rule, ordinance, or common law theory.

            Sellers shall indemnify, defend, and hold Buyer harmless from all expenses, claims, liabilities, and obligations arising from the breach, untruthfulness, or incorrectness of any representation or warranty made herein, but only to the extent that Sellers placed the hazardous substance on the site which is the cause of such claims or liabilities or that Sellers had actual knowledge of said substance but failed to disclose it to Buyer.


      19.   Indemnification.

            (a) Sellers agrees to defend, indemnify and hold harmless Buyer against and in respect of any and all losses, damages, deficiencies or liabilities incurred by Buyer as a result of any intentional incorrectness or failure of any representation or warranty made by Sellers in this Agreement, any intentional misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Sellers under this Agreement, or as a result of any intentional misrepresentation contained in or occasioned by any certificate or other instrument furnished or to be furnished by Sellers to Buyer under this Agreement, and any and all assessments, judgments, interest, costs and legal and other reasonable expenses incidental to any of the foregoing whether suit be brought or not (including reasonable attorney's fees on appeal).

             (b) Buyer agrees to defend, indemnify and hold harmless Sellers against and in respect of any and all losses, damages, deficiencies or liabilities incurred by Sellers as a result of any intentional incorrectness or failure of any representation or warranty made by Buyer in this Agreement, any intentional misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement, or as a result of any intentional misrepresentation contained in or occasioned by any certificate or other instrument furnished or to be furnished by Buyer to Sellers under this Agreement, and any and all assessments, judgments, interest, costs and legal and other reasonable expenses incidental to any of the foregoing whether suit be brought or not (including reasonable attorney's fees on appeal). Sellers reserve the right to choose their own counsel.

            (c)  TAX MATTERS   Buyer shall indemnify Sellers as to certain tax
matters as set forth in Exhibit "V".


      20. Closing Costs. Except as otherwise specified herein, closing costs shall be split evenly between Corporation and Buyer. Closing costs include but are not limited to filing of record all closing instruments contemplated in this transaction, but Buyer solely shall pay any fees associated with required SEC filings. Closing costs shall specifically exclude fees of attorneys, accountants or other professionals, and each party shall bear its own expense for such professionals which it engages. The foregoing sentence shall not apply to attorneys' fees which may be awarded to a party in the event of a default in this Agreement.


      21. Specific Performance. The parties hereto declare that it is impossible to measure in money the damages which will accrue to them by reason of a failure on the part of either of them to perform any of the obligations under this Agreement. Therefore, if the Buyer or Sellers institutes any action or proceeding to enforce the provisions hereof, any persons against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists and Buyer or Sellers will be able to have specific performance granted as a remedy. Nothing herein shall limit the right of a party to seek damages or pursue any other causes of action against each other arising from the other party's breach of the terms and conditions hereof.


      22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and personally delivered, sent by fax with confirmation or receipt, sent by overnight delivery service with signature required, or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses:

      To Buyer:

      WHITEMARK HOMES, INC.
      Attn: Larry White
      650 S. Central Avenue, Suite 1000
      Oviedo, FL, 32765
      Phone number: (407) 366-9668
      Facsimile number: (407) 366-9688


      With a copy to:

      Scott D. Clark, Esq.
      SCOTT D. CLARK, P.A.
      655 W. Morse Blvd. Suite 212
      Winter Park, Florida 32789
      Phone number: (407) 647-7600
      Facsimile number:  (407) 647-7622


      To Sellers:

      Mike Adkinson; Wayne Adkinson; Chad Adkinson
      40001 Emerald Coast Parkway
      Destin, FL 32541
      Phone number: (850) 654-7211
      Facsimile number: (850) 654-7215


      With a copy to:

      Matthews & Hawkins, P.A.
      Attn: Dana C. Matthews
      607 Highway 98 East
      Destin, FL 32541
      Phone number: (850) 837-3662
      Facsimile number: (850) 654-1634


    Provided, however, that any party hereto may, from time to time, give to the other parties notice, as described herein, of some other address to which communications to such party shall be sent, in which event notices to such party shall be delivered to such address. Notice shall be deemed effectively given hereunder when delivered or when deposited in the United States mail, postage prepaid, registered or certified, return receipt requested, as the case may be.


      23.   Attorney and Professional Fees.

            (a) All legal and professional fees incurred by each of the parties hereto in connection with this Agreement and the consummation of the transactions contemplated hereby will be paid by Buyer and Corporation, except as provided in paragraph 21, "Closing Costs".

            (b) In the event a party to this Agreement fails to fulfill his obligations set forth herein, and counsel is employed by a party to enforce such obligation, then the party whose position substantially prevails, shall be entitled to all reasonable costs and expenses, including reasonable attorneys' fees (including reasonable attorneys' fees on appeal), whether suit be brought or not.


      24. Exhibits. This Agreement contains Exhibits "A" through "V" which are attached hereto and made a part hereof. The parties acknowledge that many of the Exhibits hereto will not be prepared as of the date this Agreement is being executed. The preparation and attachment of those exhibits is Seller's responsibility, except Exhibit "T" which is Buyer's responsibility, and the parties shall provide the same to each other within 15 days from the Effective Date. Buyer may, in its sole discretion, within 15 days from Buyer's receipt of the Exhibits, either accept the Exhibits, obtain Seller's consent to a modification thereto, or cancel this Agreement. The parties acknowledge a duty to act in good faith to complete the Exhibits. Where this Agreement allows disclosures to be made by "as otherwise disclosed in writing" said writing shall be delivered in the manner specified herein for the providing of notices and shall identify the Exhibit to which it relates.


      25. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, beneficiaries, successors and permitted assigns. Neither Buyer nor Sellers may assign its rights or obligations hereunder without the prior written consent of the other party.


      26. Complete Agreement. This Agreement and the Exhibits hereto contemplate the execution and performance of related agreements. This Agreement and such related agreements constitute the complete agreement between Sellers and Buyer with respect to the subject matter hereof.
Neither this Agreement nor any of such related agreements may be amended or modified except by a written instrument executed by the party to be charged.


      27. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


      28. Further Assurances. The parties hereto agree that they shall execute all documents and/or take all steps as may be necessary to effectuate the transactions contemplated by this Agreement.


      29. Risk of Loss. Prior to Closing, Sellers shall bear all risk of loss, damage or destruction to the Assets of the Corporation. If the Assets of the Corporation, or any portion thereof, is lost, damaged, or destroyed, then Buyer, at its sole election, may terminate this Agreement. Sellers shall not bear the risk of loss as to any Assets which are under contractual rights to acquire but are not yet owned by Corporation


      30. Cumulative Remedies. Remedies provided to the parties by this Agreement by law and by any instrument or document executed pursuant to this Agreement, are cumulative. No remedy shall be exclusive of any other remedies allowed to the parties by this Agreement, in equity, by law, by any instrument or document executed pursuant hereto, or by any other source. A party's exercise of any particular remedy shall not preclude that party from exercising one or more additional or alternative remedies.


      31. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required, and it shall not be necessary that the signature of each party, or on behalf of each party, appear on each counterpart. It shall be sufficient that the signature of, or on behalf of, each party appear on at least one counterpart. All counterparts shall collectively constitute a single agreement.


      32. Equal Participation. The parties acknowledge that they participated equally in the drafting and review of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently or liberally for or against either party.


      33. Waiver. No waiver of any provision hereof shall be effective unless executed in writing by the party claimed to have made the waiver. No waiver of a provision hereof shall constitute a continuing waiver. No act or omission of a party shall constitute a waiver of any of that party's rights or an estoppel against enforcing those rights. A party's forbearance to enforce any available rights or to exercise any available remedy, or to insist upon strict compliance herewith, shall not be deemed a waiver or forfeiture of such rights, remedies or strict compliance. Such forbearance shall not estop such party from exercising all rights and remedies, or from requiring strict compliance in the future. A party's acceptance of any late or inadequate performance, shall not constitute a waiver or forfeiture of such party's right to treat such performance as an event of default or to require timely and adequate performance in the future.


      34. Severability. In the event that any provision of this Agreement shall be held to be invalid on unenforceable, that provision shall be deleted herefrom without affecting, in any respect whatsoever, the validity of the remainder of this Agreement.


      35. Survival. All indemnities, covenants, warranties, rights and obligations agreed to by Sellers or Buyer in this Agreement shall survive after the termination and/or Closing.


      36. Time is of the Essence. Time is of the essence of this Agreement.


      37. Captions. The captions to the provisions of this Agreement are for convenience and reference only, and are not intended to limit, explain, augment, or otherwise affect the substance or scope of the provisions, nor to imply the parties' intent.


      38. Construction. Whenever the context permits, or requires the use of the singular in this Agreement shall include the plural, and the plural shall include the singular. Any reference herein to one gender shall likewise apply to the other gender and to the neuter; and any reference herein to the neuter shall refer likewise to one or both genders. Any reference herein to a person shall include trusts, partnerships, corporations, and any other entity, as appropriate.


      39. Venue. In the event of any legal action arising under this Agreement, Venue shall lie exclusively in Walton County, Florida, and the Parties hereto agree to binding arbitration of their disputes pursuant to the rules of the American Arbitration Association, with discovery to be allowed pursuant to the Florida Rules of Civil Procedure, and costs and Arbitrator fees, filing fees and attorneys' fees to be awarded to the prevailing party.


      40.   Waiver of Jury Trial.   THE PARTIES HEREBY KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.


      41. Persons Bound. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors-in-interest. This Agreement is for the benefit only of the parties or their successors- in-interest. No other person shall be entitled to rely hereon, receive any benefit herefrom, or enforce any provision of this Agreement against any party.


      42. Knowledge of Corporation. For purposes of this Agreement any actual or constructive knowledge of or notice to Corporation is deemed to be actual or constructive, as the case may be, knowledge of or notice to Sellers.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date written below their signatures.




Witnesses:                                 "BUYER"

                                           WHITEMARK HOMES, INC.,
                                           a Colorado corporation

                                           __/s/ LARRY WHITE_____________
                                           Printed name:  Larry White
                                           Title:  President
                                           Date: __August 31, 2001______


"SELLERS"

                                           __/s/ MIKE ADKINSON___________
                                           MIKE ADKINSON




                                           __/s/ WAYNE ADKINSON__________
                                           WAYNE ADKINSON




                                           __/s/ CHAD ADKINSON___________
                                           CHAD ADKINSON





Date of Seller's execution: __August 31, 2001____





------------------------------------------------------------------------------
                                 EXHIBIT "A"


                                EXHIBIT "A-1"


                                EXHIBIT "B"
                  PROPERTIES OWNED BY SELLERS/ CORPORATION


                                EXHIBIT "C"
                            MANNER OF OWNERSHIP


                                EXHIBIT "D"
                            EMPLOYMENT AGREEMENT


                                EXHIBIT "E"
                               SELLERS CLAIMS


                                EXHIBIT "F"
                            FORMATION DOCUMENTS


                               EXHIBIT "G"
                            FINANCIAL STATEMENTS


                                EXHIBIT "H"
                 LIST OF LIABILITIES, LIENS, AND MORTGAGES
                               OF CORPORATION


                                EXHIBIT "I"
                 CHANGES SINCE DATE OF FINANCIAL STATEMENTS


                               EXHIBIT "J"
                               TAX DISCLOSURE


                                EXHIBIT "K"
                            MATERIAL "CONTRACTS"


                                EXHIBIT "L"
                            ASSETS OF CORPORATON


                                EXHIBIT "M"
                           EMPLOYEE BENEFIT PLANS


                                EXHIBIT "N"
                               EMPLOYEE LIST


                                EXHIBIT "O"
                    COMMITMENTS AFFECTING REAL PROPERTY


                                EXHIBIT "P"
                              EXCLUDED ASSETS


                                EXHIBIT "Q"
                             BUYER OBLIGATIONS


                                EXHIBIT "R"
                            LIST OF LIABILITIES


                                EXHIBIT "S"
                               NO LITIGATION


                                EXHIBIT "T"
                        BUYER'S FORMATION DOCUMENTS



                                EXHIBIT "U"
                           ENVIRONMENTAL MATTERS


                                EXHIBIT "V"
                               TAX INDEMNITY